UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021 (June 17, 2021)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 911, Tower 2, Silvercord, 30 Canton Road,

Tsimshatsui

Hong Kong SAR, China

(address of principal executive offices) (zip code)

Tel: +852 2961 4888

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

Item 8.01	Other Events

On April 23, 2021, Moxian, Inc. (the “Company”) disclosed in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 23, 2021 that its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) would be held at 11:00 A.M. local time on June 25, 2021, at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR. On June 17, 2021, the Company announced in the Notice of Annual Meeting of Stockholder (the “Notice”) and the definitive proxy statement on Form DEF 14A (the “Proxy Statement”) filed with the SEC on June 17, 2021 that the Annual Meeting will be held at 11:00 A.M., local time, on July 19, 2021.

The Company is filing this current report solely to disclose the change to the date of the Annual Meeting. No changes have been made to the location of the meeting or the record date which is May 21, 2021. The Notice and the enclosed Proxy Statement were mailed to stockholders on or about June 18, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: June 21, 2021	By:	/s/ Hao Qinghu
	Name:	Hao Qinghu
	Title:	Chief Executive Officer